EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2010 (April 16, 2010 as to the subsequent events as discussed in Note 16), relating to the consolidated financial statements of Chicago Board Options Exchange, Incorporated and Subsidiaries, appearing in the Prospectus included in the Registration Statement No. 333-165393.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

June 15, 2010